CERTIFICATE OF MERGER

OF

CAN ACQUISITION SUB, INC.

(a Delaware corporation)

WITH AND INTO

CUSTOMER ACQUISITION NETWORK, INC.

(a Delaware corporation)

(Pursuant to Section 251(a) of the Delaware General Corporation Law)

The undersigned corporations, each organized and existing under and by virtue of the General Corporation Law of the State of Delaware, do hereby certify:

FIRST: CAN Acquisition Sub, Inc., a Delaware corporation, is being merged into Customer Acquisition Network, Inc., a Delaware corporation.

SECOND: That an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), whereby CAN Acquisition Sub, Inc. is merged with and into Customer Acquisition Network, Inc., has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251(a) of the General Corporation Law of the State of Delaware.

THIRD: That the name of the surviving corporation is Customer Acquisition Network, Inc.

FOURTH: That the Articles of Incorporation of Customer Acquisition Network, Inc. shall be the Articles of Incorporation of the surviving corporation.

FIFTH: That the merger is to become effective upon filing.

SIXTH: That the executed Merger Agreement is on file at the office of the surviving corporation located at Customer Acquisition Network, Inc., 401 E. Las Olas Boulevard, Suite 1560, Ft. Lauderdale, Florida 33301.

SEVENTH: That a copy of the Merger Agreement will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

EIGHT: That the Merger Agreement has been approved by the holders of at least a majority of the outstanding shares of stock of Customer Acquisition Network, Inc., by written consent in lieu of a meeting of the stockholders.

NINTH: That the Merger Agreement has been approved by the holders of at least a majority of the outstanding shares of stock of CAN Acquisition Sub, Inc., by written consent in lieu of a meeting of the stockholders.

[Signature Page Follows]

[SIGNATURE PAGE TO CERTIFICATE OF MERGER]

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 28th day of August, 2007.

CAN ACQUISITION SUB, INC.

By:	/s/ Brian D. Wolff
Name: Brian D. Wolff
Title: President

CUSTOMER ACQUISITION NETWORK, INC.

By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer